                                                                 Exhibit 10.13


                         TRADEMARK LICENSE AGREEMENT
                    RELATING TO BOSS GOLF AND OTHER MARKS

     THIS LICENSE AGREEMENT is entered into and is effective as of the 5th day of November, 1997, by and between I.C. Isaacs & Company L.P. ("Licensor") and Ambra Inc. ("Licensee") (each a "Party" and collectively the "Parties").

                               R E C I T A L S

     WHEREAS, Licensor is the successor in interest of Brookhurst, Inc. to certain trademark rights in the United States of America, including the trademarks listed on Exhibit A hereto (each individually a "Licensed Trademark" and collectively the "Licensed Trademarks"); and

     WHEREAS, Licensee desires to obtain a license to manufacture, cause to be manufactured, market, distribute and sell products bearing the Licensed Trademarks throughout the world (the "Territory");

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. RIGHTS GRANTED

     1.1 Licensor hereby grants to Licensee, and Licensee accepts, upon the terms and conditions hereinafter set forth, a royalty-free exclusive license to use, and to cause and permit sublicensees to use (but without any obligation to use), the Licensed Trademarks in connection with the manufacture, marketing, distribution and sale of products identified in the trademark applications for the Licensed Trademarks in connection with each respective Licensed Trademark (the "Licensed Products") and on labels, displays and other materials used in connection with the Licensed Products.

     1.2 Licensee shall have the exclusive right (but not the obligation) in the name of Licensor, but at Licensee's sole expense, to direct the protection and enforcement of the Licensed Marks, including, without limitation, the prosecution with the United States Patent and Trademark
Office ("USPTO") of those applications for registration which are identified in Exhibit A. Licensee shall do so solely at its own discretion, with complete freedom to abandon or withdraw any such application as it deems fit, and not subject to any dispute by Licensor or review in any arbitration or litigation. Licensor shall cooperate with and assist Licensee in protecting and defending the Licensed Marks and in all proceedings with the USPTO, including, without limitation, by providing any documentation or specimens required to prosecute such applications and executing any documents required to fulfill the terms of this paragraph 1.2, including execution of Powers of Attorney to counsel of Licensee's choice. Without limiting the generality of the foregoing, within 30 days of the date hereof, Licensor agrees that it will divide Application No. 74/323,654 to create two new applications therefrom, one each for Class 12 and Class 16 and the goods listed in those Classes respectively, including without limitation by filing a Request to Divide with the PTO. Licensee shall provide Licensor with copies of all documents executed or filed by Licensee on Licensor's behalf prior to effecting any filing or otherwise using the document, and, in the event there is an urgent need to make a filing on behalf of Licensor for which there is reasonably no time to provide an advance copy to Licensor, then Licensee shall effect the filing and immediately provide a copy to Licensor. Licensor shall promptly notify Licensee in writing of any infringements, claims, or actions by others in derogation of the Licensed Marks of which Licensor becomes aware; provided that Licensor shall have the right to determine whether any action should be taken on account of such infringements, claims or actions. Licensor shall not take any action on account of any such infringement, claim or action without the prior written consent of Licensee. In the event Licensee initiates or defends any legal proceedings on account of any infringements, claims or actions by others in derogation of the Licensed Marks, Licensor agrees to cooperate with and assist Licensee to the extent reasonably necessary to protect the Licensed Marks, including, but not limited to, being joined as a necessary or desirable party to such proceedings. All actions required by Licensee of Licensor pursuant to this paragraph shall be at Licensee's cost, and Licensee shall bear all risks and liabilities associated with the efforts it has taken or failed to take with respect to the protection or maintenance of the Licensed Marks, including with respect to the abandonment of any application for a Licensed Mark. Licensor will have no claim for damages or other relief nor shall seek damages or any other relief against Licensee for any actions (or inaction) undertaken in accordance with this paragraph.

     1.3 As and when each application for a Licensed Trademark matures to registration, Licensor agrees to assign to Licensee any and all right, title and interest of Licensor in and to said Licensed Trademark, together with the goodwill associated therewith. Licensor shall execute and deliver to Licensee an executed trademark assignment in the form attached hereto as Exhibit B within thirty (30) days after Licensee has provided Licensor with a copy of the registration certificate for said Licensed Trademark.

     1.4 The Parties acknowledge and agree that, in any event, to the extent any Licensed Trademark is not assigned to Licensee pursuant to Section 1.3 above, such Licensed Trademarks remain the subject of an Option Agreement by and between Licensor and Licensee of even date herewith.

     1.5 Notwithstanding any other provision of this Agreement, Licensee, and Licensor agree and acknowledge that nothing in this Agreement is intended to prejudice, limit, curtail, or modify in any way any rights granted to Licensor and Licensee, respectively, under the Foreign Boss Rights Acquisition Agreement between the parties dated September 30, 1997 or the Concurrent Use Agreement, the Secured Limited Recourse Promissory Note and Option Agreement between the parties (or related parties) of even date herewith. All use by Licensee, a related party or any party taking under Licensee of any Licensed Trademark shall be subject to the restrictions imposed on Licensee and/or any related party under the Concurrent Use

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Agreement, and the Licensed Trademarks shall be considered "Hugo Boss Marks"
under the Concurrent Use Agreement.

2.  OBLIGATIONS OF THE PARTIES

     2.1 Licensee agrees that all Licensed Products manufactured hereunder shall be at least equivalent in terms of quality to products previously manufactured by or for Licensee. Licensee shall permit reasonable inspection by Licensor of the Licensed Products manufactured, marketed, distributed and/or sold by Licensee.

     2.2 Licensee agrees that it shall comply with all applicable labeling and other laws affecting the manufacture, storage, shipment, labeling and sale of the Licensed Products pursuant to the terms of this Agreement, and at all times to conduct its activities under this Agreement in a lawful manner.

3.  REPRESENTATIONS AND WARRANTIES

     3.1 Licensor represents and warrants that it has full corporate right, power and authority to enter into this Agreement and to perform all of its obligations hereunder. Licensor further represents and warrants that it has granted no other existing license for the use of the Licensed Trademarks on Licensed Products in the Territory and that it shall grant no such other license.

     3.2 Licensee represents and warrants that it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder.

     3.3 Nothing herein contained shall be construed to constitute the Parties as partners or as joint venturers or either as agent of the other, and Licensee shall have no power to obligate or bind Licensor (except as set forth in Section 1.2), and Licensor shall have no power to obligate or bind Licensee.

4.  TERM AND TERMINATION

     4.1 This Agreement shall continue in effect unless terminated earlier pursuant to Paragraph 4.2 below.

     4.2 In the event of a material breach of this Agreement, the non-breaching party may terminate this Agreement upon ninety (90) days written notice to the breaching party, specifying the material breach, with the breaching party having that period in which to cure its breach. The rights and obligations under this Agreement (except for the indemnification obligations hereunder which shall survive for three (3) years after termination) shall automatically terminate upon the earlier to occur of (i) the assignment to Licensee pursuant to Section 1.3 above and/or the withdrawal or abandonment of applications for all of the Licensed Trademarks or (ii) the

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termination of the Foreign Manufacturing Rights Agreement or the Concurrent
Use Agreement referred to above.

5.  INDEMNIFICATION

     5.1 Licensee hereby agrees to indemnify, defend and hold harmless Licensor and any of its affiliates from and against any and all out-of-pocket expenses and costs (including reasonable attorney's fees, disbursement and other charges but excluding lost profits) (collectively referred to as "Expenses") actually incurred by Licensor and any of its affiliates arising out of (i) any claims brought by any third party relating to any products manufactured, sold or distributed by Licensee, its affiliates or any licensee thereof ("Licensee Party"), and (ii) any breach of the terms of this Agreement by any License Party.

     5.2 Notwithstanding any other provision of this Agreement, Licensor makes no representations or warranties of any kind, and shall have no responsibility, liability or obligations whatsoever to Licensee or any Licensee Party as a result of this Agreement (including, without limitation, for any claims of indemnity), with respect to any matter relating to the Trademark Assets purchased by Licensor under the Worldwide Rights Acquisition Agreement (as such term is therein defined) relating to the quality of title, condition our use of the Licensed Trademarks, or the conduct of the business thereunder prior to the time Licensor acquired the Licensed Trademarks.

     5.3 Licensee agrees that either it or a related party shall procure and maintain in full force and effect during the term of this Agreement at its sole cost and expense a policy of insurance insuring against those risks customarily insured under comprehensive general liability policies, including, without limitation, "product liability" and "completed operations", with such limits of coverage as shall be reasonable in light of the activities of Licensee hereunder.

6.  GENERAL

     Sections 9.1, 9.2, 9.3, 9.5, 9.6, 9.7, 9.8, 9.9, 9.10, 9.11 and 9.12 of
the Foreign Boss Rights Acquisition referred to above are hereby incorporated herein by this reference. Section 9.4 of such agreement is also incorporated herein by reference, except that the references to "paragraphs 1.1, 3.2, 3.3,
6.1 and 6.2" shall be deemed replaced by Sections 1.2 and 1.3 hereof. To the extent that there is any express or direct conflict or inconsistency between the Foreign Boss Rights Acquisition Agreement and this Agreement, this Agreement controls.

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     IN WITNESS WHEREOF, the Parties have executed this Agreement.


                                       I.C. ISAACS & COMPANY L.P.,
                                       a Delaware limited partnership

                                       By:  I.G. DESIGN, INC., a Delaware
                                            corporation, its general partner


                                       By:  /s/ Robert J. Arnot
                                            --------------------------------
                                            Name:  Robert J. Arnot
                                            Title: Chairman and Co-Chief
                                                   Executive Officer


                                       By:  /s/ Gerald W. Lear
                                            --------------------------------
                                            Name:  Gerald W. Lear
                                            Title: President and Co-Chief
                                                   Executive Officer


                                       AMBRA INC.

                                       By:  /s/ Jorg-Viggo Muller
                                            --------------------------------
                                            Name:  Jorg-Viggo Muller
                                            Title: Chairman


                                       By:  /s/ Gert-Jurgen Frisch
                                            --------------------------------
                                            Name:  Gert-Jurgen Frisch
                                            Title: Vice President

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                                   EXHIBIT A

                      ISAAC'S U.S. TRADEMARK APPLICATIONS

               Trademark                        Serial Number
              -----------                      ---------------
              BABY BOSS                          74/346,231
              BABY BOSS                          74/801,565
              BOSS                               75/013,293
              BOSS                               74/323,654
                                                (international classes
                                                 12 and 16 only)
              BOSS                               74/801,552
              BOSS                               74/263,623
              BOSS                               74/269,769
              BOSS AMERICA                       74/346,232
              BOSS AMERICA                       74/801,551
              BOSS BUSINESS                      74/355,226
              BOSS BUSINESS                      74/801,657
              BOSS GOLF                          74/346,233
              BOSS GOLF                          74/801,554
              LADY BOSS                          74/346,230
              LADY BOSS                          74/801,550
              LITTLE BOSS                        74/346,234
              LITTLE BOSS                        74/801,545

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                                   EXHIBIT B

                             TRADEMARK ASSIGNMENT

     This Assignment is effective as of the ___ day of _____________, 199__, by and between I.C. Isaacs & Company L.P., a Delaware Limited Partnership with its principal place of business at 3840 Bank Street, Baltimore, Maryland 21224 ("Assignor") and Ambra Inc., a Delaware corporation with its principal place of business at _____________________ ("Assignee").

                                  W I T N E S S E T H:

     WHEREAS, Assignor is the owner of the United States registered trademark __________ , subject of U.S. Reg. No. _________ , and the common law rights in said registered trademark, together with the goodwill of the business associated therewith (the "Trademark");

     WHEREAS, Assignee desires to acquire all right, title and interest of Assignor in and to the Trademark;

     NOW, THEREFORE, to All Whom It May Concern, be it known that for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor does hereby sell, assign, transfer and set over to Assignee, its successors and assigns forever, its entire right, title and interest in and to the Trademark, and all rights of action at law and in equity, including the right to sue and collect damages, for the past, present or future infringement thereof, the same to be held and enjoyed by Assignee for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives forever, as fully and entirely as the same would have been held and enjoyed by Assignor had the assignment and sale set forth herein not been made.

     Assignor, for itself, its successors and assigns, hereby covenants and agrees that at any time and from time to time upon the request of Assignee, Assignor will execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, all such other and further instruments, transfers and assurances as may be reasonably requested by Assignee in order for Assignee, its successors and assigns to enjoy the benefits of this Assignment.

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     IN TESTIMONY WHEREOF, Assignor has caused these presents to be signed by its officer thereunto duly authorized, and its corporate seal to be hereto affixed.

                                      I.C. ISAACS & COMPANY L.P.,
                                      a Delaware limited partnership

                                      By: I.G. DESIGN, INC., a Delaware
                                      corporation, its general partner

                                      By: _____________________________
                                          Name:  Robert J. Arnot
                                          Title: Chairman and Co-Chief
                                                 Executive Officer

                                      By: _____________________________
                                          Name:  Gerald W. Lear
                                          Title: President and Co-Chief
                                                 Executive Officer

COUNTY OF NEW YORK    :
                      :     ss:
STATE OF NEW YORK     :

     On this ____ day of November, 1997, before me personally appeared Robert
J. Arnot and Gerald W. Lear, to me personally known, who, being duly sworn, did say that they are the Chairman and Co-Chief Executive Officer and President and Co-Chief Executive Officer, respectively, of I.G. Design, Inc., a Delaware corporation and the general partner of I.C. Isaacs & Company L.P., a Delaware limited partnership, and that the foregoing instrument was signed and sealed on behalf of the corporation by authority of its Board of Directors and on behalf of the limited partnership by authority of its general partner, and that they acknowledge such instrument to be the free deed and act of said limited partnership for the purposes therein set forth and intending that this instrument be recorded.

                                      ________________________________
                                                Notary Public